EXHIBIT E

FORMS OF LETTERS FROM THE FUND TO LIMITED PARTNERS IN

CONNECTION WITH ACCEPTANCE OF OFFERS OF TENDER

THE FOLLOWING LETTERS ARE BEING SENT TO YOU IF YOU TENDERED YOUR ENTIRE INTEREST IN THE FUND.

[                    ], 2007

Dear Member:

Mezzacappa Partners, LLC (the “Fund”) has received and accepted for purchase your tender of your limited liability company interest in the Fund.

Because you have tendered and the Fund has purchased your entire investment, you will be issued a note (the “Note”) entitling you to receive an initial payment in an amount equal to at least ninety-five percent (95%) of the purchase value of the purchased interest in the Fund based on the unaudited net asset value of the Fund as of June 30, 2007, in accordance with the terms of the tender offer. A cash payment in this amount will be wire transferred to the account designated by you in your Letter of Transmittal, unless the valuation date of the interests in the Fund has changed, or the Fund has requested a withdrawal of its capital from the investment funds in which it invests.

The terms of the Note provide that a post-audit payment representing the balance of the purchase amount, if any, will be paid to you after the completion of the Fund’s fiscal year-end audit for the fiscal year ending March 31, 2008 and is subject to fiscal year-end audit adjustment. This amount will be paid promptly after the conclusion of the fiscal year-end audit according to the terms of the tender offer. We expect this audit to be completed by the end of May 2008.

Should you have any questions, please feel free to contact Christopher S. Nagle at Mezzacappa Management, LLC at (212) 332-2000.

Sincerely,

Christopher S. Nagle

Secretary & Treasurer

Mezzacappa Partners, LLC

Enclosure

[                    ], 2007

Dear Member:

Enclosed is a statement showing the breakdown of your capital withdrawal resulting from our purchase of your interest in Mezzacappa Partners, LLC (the “Fund”).

Because you have tendered and the Fund has purchased your entire investment, you have been paid an amount equal to at least ninety-five percent (95%) of the value of the purchased interest in the Fund based on the unaudited net asset value of the Fund as of June 30, 2007, in accordance with the terms of the tender offer. A cash payment in this amount has been wire transferred to the account designated by you in your Letter of Transmittal.

The balance of the purchase amount, if any, will be paid to you after the completion of the Fund’s fiscal year-end audit for the fiscal year ending March 31, 2008 and is subject to fiscal year-end audit adjustment. This amount will be paid promptly after the conclusion of the fiscal year-end audit according to the terms of the tender offer. We expect this audit to be completed by the end of May 2008.

Should you have any questions, please feel free to contact Christopher S. Nagle at Mezzacappa Management, LLC at (212) 332-3000.

Sincerely,

Christopher S. Nagle

Secretary & Treasurer

Mezzacappa Partners, LLC

Enclosure

THE FOLLOWING LETTERS ARE BEING SENT TO YOU IF YOU TENDERED A PORTION OF YOUR INTEREST IN THE FUND.

[                    ], 2007

Dear Member:

Mezzacappa Partners, LLC (the “Fund”) has received and accepted for purchase your tender of a portion of your limited liability company interest in the Fund.

Because you have tendered and the Fund has purchased a portion of your investment, you will be issued a note (the “Note”). The Note entitles you to receive an initial payment in an amount equal to at least ninety-five percent (95%) of the value of the purchased interest in the Fund based on the unaudited net asset value of the Fund as of June 30, 2007, in accordance with the terms of the tender offer. A cash payment in this amount will be wire transferred to the account designated by you in your Letter of Transmittal dated no later than June 20, 2007, unless the valuation date of the interests in the Fund has changed or the Fund has requested a withdrawal of its capital from the investment funds in which it invests, and provided that your account retains the required minimum balance, in accordance with the terms of the tender offer.

The terms of the Note provide that a post-audit payment representing the balance of the purchase amount, if any, will be paid to you after the completion of the Fund’s fiscal year-end audit for the fiscal year ending March 31, 2008 and is subject to fiscal year-end audit adjustment. This amount will be paid promptly after the conclusion of the fiscal year-end audit according to the terms of the tender offer. We expect this audit to be completed by the end of May 2008.

You remain a member of the Fund with respect to the portion of your interest in the Fund that you did not tender.

Should you have any questions, please feel free to contact Christopher S. Nagle at Mezzacappa Management, LLC at (212) 332-2000.

Sincerely,

Christopher S. Nagle

Secretary & Treasurer

Mezzacappa Partners, LLC

Enclosure

[                    ], 2007

Dear Member:

Enclosed is a statement showing the breakdown of your capital withdrawal resulting from our purchase of your interest in Mezzacappa Partners, LLC (the “Fund”).

Because you have tendered and the Fund has purchased a portion of your investment, you have been paid an amount equal to at least ninety-five percent (95%) of the value of the purchased interest in the Fund based on the unaudited net asset value of the Fund as of June 30, 2007, in accordance with the terms of the tender offer. A cash payment in this amount has been wire transferred to the account designated by you in your Letter of Transmittal.

The balance of the purchase amount, if any, will be paid to you after the completion of the Fund’s fiscal year-end audit for the fiscal year ending March 31, 2008 and is subject to fiscal year-end audit adjustment. This amount will be paid promptly after the conclusion of the fiscal year-end audit according to the terms of the tender offer. We expect this audit to be completed by the end of May 2008.

You remain a member of the Fund with respect to the portion of your interest in the Fund that you did not tender.

Should you have any questions, please feel free to contact Christopher S. Nagle at Mezzacappa Management, LLC at (212) 332-2000.

Sincerely,

Christopher S. Nagle

Secretary & Treasurer

Mezzacappa Partners, LLC

Enclosure

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